UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2006

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2006, World Heart Corporation (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that for the last 30 consecutive business days, the bid price of the Company’s common shares has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”). The notice further states that pursuant to Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days (or until December 18, 2006) to regain compliance. If, at anytime before December 18, 2006, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company may regain compliance with the Marketplace Rules. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance.

The notice indicates that, if compliance with the Minimum Bid Price Rule is not regained by December 18, 2006, the Nasdaq staff will provide written notification that the Company’s common shares will be delisted, and at that time the Company may appeal the staff’s determination to a Listing Qualifications Panel. The notice also states that, alternatively, the Company may apply to transfer its common shares to The Nasdaq Capital Market if the Company satisfies the requirements for initial inclusion on The Nasdaq Capital Market, other than the Minimum Bid Price Rule, and that if the application is approved, the Company will be afforded the remainder of the Nasdaq Capital Market’s additional 180-day compliance period to regain compliance with the Minimum Bid Price Rule while on the Nasdaq Capital Market. The Company intends to monitor the bid price for its common sharesk between now and December 18, 2006. If its common shares do not trade at a level that is likely to regain compliance, the Company’s Board of Directors will consider options available to the Company to achieve compliance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Description of Exhibit.
99.1	Press release, dated June 20, 2006.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 20, 2006

WORLD HEART CORPORATION
By:	/s/ A. Richard Juelis
Name:	A. Richard Juelis
Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.
99.1	Press release, dated June 20, 2006.